UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2020, the board of directors (the “Board”) of Adial Pharmaceuticals, Inc. (the “Company”) appointed Dr. Jack Reich to serve as a Class III member of the Board. The appointment, which is effective immediately, means that the size of the Board will be seven members. Dr. Reich will serve on the audit committee and the nominations and corporate governance committee, and his term will expire at the Company’s 2021 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal.

There are no family relationships between Dr. Reich and any of the Company’s directors or executive officers and nor does Dr. Reich have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. other than as described below, there were no arrangements or understandings by which Dr. Reich was named as a member of the Board.

In connection with his appointment, Dr. Reich was awarded an option to purchase 90,000 shares of the Company’s common stock at an exercise price of $1.47 per share, vesting pro rata on a monthly basis over a thirty-six month period and exercisable for a period of ten years from the date of grant. In accordance with the Company’s policy as currently in effect, Dr. Reich will receive a cash retainer for his service on the Board for service on each committee of which he is a member.

Dr. Jack Reich’s career spans over 35 years in the pharmaceutical, biotechnology, and venture capital industries. He began his career at Bristol-Myers International. While working at Bristol-Myers, Dr. Reich pursued his Ph.D. His dissertation was the first in the area of international drug development and registration. Since 1987, Dr. Reich has been involved in more than 30 medical and biotech companies. He was a founding officer of Gensia, Inc. and co-founded the first gene therapy company, Viagene, Inc., as a drop-down spinout. Both companies went public. Gensia soon became the second-largest market cap biotech on NASDAQ, and Viagene was acquired by Chiron. He also co-founded the first cardiovascular gene therapy company, Collateral Therapeutics, which he took public on NASDAQ while Chairman and CEO. Subsequently, Collateral was sold to Schering AG in 2002. In 2009, Dr. Reich co-founded Renova Therapeutics, where he served as CEO until 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer